                     SECOND AMENDMENT TO PROMOTION AGREEMENT

         THIS SECOND AMENDMENT TO THE PROMOTION AGREEMENT (the "Amendment") is dated as of April 14, 1999 between and among CNET, Inc., with its principal place of business located at 150 Chestnut Street, San Francisco, California 94111 ("CNET"), Snap! LLC, with its principal place of business located at One Beach Street, San Francisco, CA 94111 ("Snap"), and HealthAxis.com, Inc. f/k/a Insurion, Inc., with its principal place of business located at 2500 DeKalb Pike, Norristown, PA 19404 (the "Company"). CNET and Company entered into the Promotion Agreement dated June 14, 1998 (the "Agreement"), wherein CNET agreed to provide various promotions on the CNET Sites and CNET television shows. The Agreement was amended by CNET and the Company effective November 13, 1998 related to their responsibilities. Effective on July 1, 1998, Snap became a separate business entity and now operates independently of CNET. CNET and Snap have determined that it is in the best interest of each to allocate responsibility for the Retail Promotions between themselves as described herein, and CNET and Company have determined that it is in the best interest of each to modify the Agreement on the terms set forth in this Amendment.
         Accordingly, the parties, intending to be legally bound, hereby agree as follows:

1. Payment by the Company. Upon execution of this Amendment, the Company will pay CNET [o o o] which is currently due and payable to CNET for services performed and promotions provided under the Agreement prior to the date of this Amendment.

2. Definitions. For the avoidance of doubt, the parties hereby agree that the definitions of Impression, Retail Impression and Retail Promotion are deleted in their entirety and replaced as follows:

                  "Impression" means a user exposure to a Retail Promotion or page (at the Company's discretion to be determined on or before June 1, 1999) on the CNET Sites or Snap Site, whichever is relevant, as such exposure is reasonably determined and measured by CNET or Snap, whichever is relevant, in accordance with standard methodologies and practices customary in the industry.

                  "Retail Impression" means Impressions of Retail Promotions

                  "Retail Promotions" means Banners, buttons, windows, portals, branded text links appearing in Anchor Tenancies described in
                  Section 5 (or as otherwise agreed by Snap and the Company), and other standard graphical promotions and advertising offered by Snap or CNET now or in the future. All Retail Promotions appear Above the Fold. For purposes of this Agreement, "Above the Fold" means that a particular item on a Web page is viewable on a computer screen at an 800 x 600 pixels resolution when the User first accesses such Web page, without scrolling down to view more of the Web page.

3. Delivery of Promotions. Section 2.3 of the Agreement is hereby deleted in its entirety and restated as follows:

                  2.3 Retail Promotions. CNET and Snap will provide various Retail Promotions as follows:

                           (a) CNET will provide the Company with a total of at least [o o o] Retail Impressions on the CNET Sites, that may include, at CNET's reasonable discretion (taking into consideration, from time to time, the reasonable requests of the Company), Retail Promotions that appear on the first search results page for searches on the following key words within SEARCH.COM: [o o o]

                           (b) Snap will provide the Company with a total of at least[o o o] Retail Impressions on the standard version of the Snap web site with the URL address of http://www.snap.com (the "Snap Site"), that may include, at Snap's reasonable discretion (taking into consideration, from time to time, the reasonable requests of the Company), Retail Promotions that appear on the first search results page for searches on the following key words within Snap: [o o o].

                           (c)      CNET and Snap will use commercially
                                    reasonable efforts to cause the Retail
                                    Impressions to be delivered pro rata on a monthly basis during the Term. If there are Deficient Retail Impressions in any quarter during the Term, then CNET or Snap (as the case may be) will, at its option, either:
                                    (i) over-deliver Impressions in the
                                    succeeding quarter in an amount at least equal to such number of Deficient Retail Impressions; or (ii) agree to a pro rata reduction in the payments due for the next quarter. If CNET or Snap over-delivers Retail Impressions in any quarter during the Term, then CNET or Snap (as the case may be) may, at its option, under-deliver Impressions in the succeeding quarter in an amount at least equal to such number of over-delivered Retail Impressions. Company will not be obligated to pay for any over-delivered Retail Impressions existing as of the last day of the Term.

4. Fees. Section 3.1(a) of the Agreement is hereby deleted in its entirety, and the Company shall pay for all Impressions provided under the Agreement during the Initial Term at the rate of [o o o] Impressions [o o o]. All fees shall be due and payable by the Company in advance on a quarterly basis in the amounts and on the dates described in Exhibit C, and any failure by the Company to make such payments on the tenth day following the date set forth in Exhibit C will result in a material breach of the Agreement. Upon a breach of this Section, CNET and Snap will have the option to (a) immediately terminate this Agreement, or (b) charge interest on all unpaid amounts at the rate of one and one-half percent (1.5%) per month (or the maximum rate permitted by law, if less). If Company fails to make any payment due hereunder, Company will be responsible for all reasonable expenses (including attorneys' fees) incurred by CNET or Snap in collecting any amounts actually due and payable. Further, during the Initial Term, Snap and CNET shall split all Policy Fees described in
         Section 3.1(b) of the Agreement on a pro rata basis.

5. Permanent Placements. Section 2.4 of the Agreement is hereby deleted in its entirety and replaced as follows:

                  2.4 Snap agrees to provide Company with Permanent Placements during the Term as follows:

                           (a) Anchor Tenant Sponsorship of the Snap Health Insurance Center. Snap shall create a Health Insurance Center that is linked to from the Snap Insurance Center that currently resides within the Business and Money channel on the Snap Site. During the Term, Snap will feature the Company as the Anchor Tenant (as defined below) within the Health Insurance Center and shall include the Company's branding and logos, as reasonably determined by a Snap Producer, provided that the Company's logo shall be of a size which is similar to that of the largest of the various logos of the primary tenant in the Snap Insurance Center. The Health Insurance Center will promote and link to the Company's content, tools, services and Products, subject to the sole discretion of a Snap Producer. All links to the Company in the Health Insurance Center will be directed to the Co-Branded Site, as described in

                                    Section 2.2. As the Anchor Tenant of the
                                    Health Insurance Center, (a) the Company will be the preferred content provider in the Health Insurance Center and Snap will include health insurance information and related content provided by the Company in such Health Insurance Center, (b) the Company will receive a content area in the Snap Insurance Center equivalent to [o o o] of the content area used by the primary tenant in such Insurance Center; provided, however, that links on any sidebar or other non-branded area of the Insurance Center (e.g., "Insurance Resources" sidebar) will not be considered when calculating the area used by the primary tenant, irrespective of whether such sidebar contains links to such primary tenant, and all links, promotions and content in the Snap Insurance Center are subject to the sole discretion of Snap; and
                                    (c) if Company content appears on the Snap
                                    Insurance Center as described in subsection
                                    (b), then the Company's logo will appear
                                    Above the Fold in the Snap Insurance Center, as reasonably determined by Snap. During the Term of the Agreement, no Competitive Business will receive fixed promotions within the Health Insurance Center comparable to or greater in quantity, size, or value, or superior in position than that provided to the Company in the Health Insurance Center. Notwithstanding the foregoing, the Company acknowledges that (a) unpaid links may exist in the Snap Insurance Center and Health Insurance Center to other sites similar to or in competition with the Company, (b) any links may exist in the Health Insurance Center to other sites containing information which the Company does not possess or make available, or which the Company is not the Best of Breed provider (as defined below), and (c) nothing herein gives the Company any rights or guaranteed placements anywhere in the Snap Insurance Center, except for the Health Insurance Center. Should Snap desire to add any specific content or functionality that is necessary to maintaining the Co-Branded Site as reasonably competitive and Best of Breed as described below, then Snap will be required to submit such request to HealthAxis in writing and HealthAxis will be given 14 days to fulfill such request. Should HealthAxis fail to supply such content or functionality to Snap's satisfaction within the 14 days, then Snap will be able to secure such content or functionality from any other source. Thereafter, when Company does fulfill the requested content or functionality, then Snap will immediately use HealthAxis' version and cease to link to the other provider. For purposes of this Section, "Anchor Tenant" means a content provider whose position is greater in size and prominence than that of any non-affiliated third party within the relevant Snap Site page, and "Best of Breed" means (i) the most advanced and commercially successful health insurance Web site in terms of functionality, performance, content, and features, whether utilitarian or aesthetic, and (ii) the ability of the Company Site and the Co-Branded Site to scale easily with only additional hardware and to accommodate, at a minimum, the peak traffic volume of the second or third most visited Internet health insurance site.

                           (b)      Co-Branded Site.

                                    (i)     Launch Date. The parties will use
                                            diligent efforts to achieve a launch
                                            date for the Co-Branded Site within
                                            a reasonable time after June 1,
                                            1999; provided, however, that if the
                                            launch date does not occur within a
                                            reasonable time due to the fault of
                                            Company, then, for all purposes
                                            herein, the launch date shall be
                                            deemed to be the date that Snap was
                                            ready and able to perform, and such
                                            failure will be deemed a material
                                            breach of the Agreement by Company.

                                    (ii)    Co-Branded Site Described. Company
                                            will develop the Co-Branded Site in
                                            accordance with this Section 2.2,
                                            and Snap will provide reasonable
                                            assistance in connection therewith.
                                            Unless otherwise mutually agreed to
                                            by the parties, the Co-Branded Site
                                            will provide all of the features and
                                            functionality provided by, and will
                                            perform in a manner substantially
                                            identical to, the Company Site, as
                                            the Company Site may be updated and
                                            enhanced from time to time. Snap
                                            acknowledges that Company may change
                                            the design and functionality of the
                                            Company Site from time to time, in
                                            which case the design and
                                            functionality of the Co-Branded Site
                                            will be changed in a similar
                                            fashion. Notwithstanding the
                                            foregoing, Company will make all
                                            changes to the Co-Branded Site
                                            reasonably suggested by a Snap
                                            Producer for editorial consistency
                                            with the Snap Site.

                                    (iii)   Co-Branding Features. Each top-level
                                            page on the Co-Branded Site will
                                            include branding for Snap and
                                            Company so that the parties' logos
                                            and other branding are both Above
                                            the Fold and are of substantially
                                            equivalent value and prominence to
                                            each other. Each top-level page of
                                            the Co-Branded Site will also
                                            include appropriate navigation
                                            features, such as an embedded link
                                            on each Snap logo to the page of the
                                            Snap Site from which the User
                                            originated.

                                    (iv)    Hosting. Company will host the
                                            Co-Branded Site on its servers (or
                                            on servers within its control) and
                                            will provide all computer hardware,
                                            software and personnel necessary to
                                            operate and maintain the Co-Branded
                                            Site as a functional site accessible
                                            to Users.

                                    (v)     Advertisements. Company shall own
                                            and have the right to use or sell
                                            all of the advertising inventory on
                                            the Co-Branded Site. Company will
                                            display advertising consistent with
                                            the number, type, and placement of
                                            advertising displayed on the Company
                                            Site; provided, however, that all
                                            advertisements on the Co-Branded
                                            Site must also comply with Snap's
                                            reasonable editorial guidelines in
                                            effect from time to time. Company
                                            will not display advertisements of
                                            competitors to Snap on the
                                            Co-Branded Site. Further, if any
                                            advertisement on the Co-Branded Site
                                            is reasonably deemed inappropriate
                                            by Snap, Company shall upon notice
                                            from Snap remove the advertisement
                                            from the Co-Branded Site
                                            immediately.

                                    (vi)    IP Masking. Using IP masking, the
                                            URL for the Co-Branded Site will
                                            begin with
                                            http://snap.healthaxis.com or a
                                            substantially similar URL. Company
                                            agrees that Snap will be entitled to
                                            count all page views of the
                                            Co-Branded Site towards Snap's
                                            traffic as measured by Media Metrix
                                            (as a "Category Listing") and other
                                            Internet traffic-auditing firms. In
                                            addition, both parties will count
                                            the traffic as a "Consolidated
                                            Listing" as measured by Media
                                            Metrix. Snap shall have the right to
                                            provide a redacted copy of this
                                            Amendment to an Internet
                                            traffic-auditing firm in connection
                                            with this Section. Furthermore,
                                            simultaneous with the execution of
                                            this Amendment, the parties shall
                                            execute the letter to Media Metrix
                                            set forth in Exhibit A attached
                                            hereto (the "Media Metrix Letter").

6.       Term and Termination.

         6.1 Term. Section 4.1 of the Agreement is hereby deleted in its entirety and replaced as follows:

                           Except for the provisions of Section 5, 7, 8, 9, 10 and 11 of the Agreement and Sections 11 through 16 of this Amendment (which Sections shall continue in effect), the term of this Agreement is hereby suspended. Such term shall resume on June 1, 1999 and shall end on August 31, 2000 (the "Initial Term").

         6.2 Termination. Each party acknowledges and agrees that the rights, duties and obligations of CNET and Snap hereunder are independent of the other party, and that either CNET or Snap may independently terminate under the Agreement (as amended herein) for a breach by the Company that is not cured pursuant to Section 4 of the Agreement. Any termination by CNET or Snap shall not automatically result in a termination by the other. Further, if CNET or Snap is in breach of the Agreement, the Company may terminate the Agreement only as to the breaching party, subject to Section 4 of the Agreement.

7.       Renewal Option.

7.1 Renewal Right. The Company may renew the Agreement on the terms of the Agreement, as amended herein. Such renewal may be with CNET, Snap, or both, provided that the Company is not obligated to enter into a renewal agreement with either or both such parties.

         7.1 Notification. Section 4.2 of the Agreement is hereby deleted in its entirety and restated as follows:

                           The Company, at its option, may extend the Term for an additional 12 month period beginning on September 1, 2000 and ending on August 31, 2001 (the "Renewal Term") (the Initial Term and the Renewal Term referred to as the "Term"). The Renewal Option may be exercised by the Company notifying CNET and Snap in writing during the period beginning June 1, 2000 and ending June 30, 2000.

         7.2 Promotions. During the Renewal Term with CNET, if any, CNET will provide the Company with [o o o] Retail Impressions. During the Renewal Term with Snap, if any, Snap will provide the Company [o o o] Retail Impressions.

         7.3 Payment. Section 3.2(b) of the Agreement is hereby deleted in its entirety, and the Company shall pay for all Impressions provided under the Agreement during the Renewal Term at the rate of [o o o]. All fees shall be due and payable by the Company in advance on a quarterly basis in the amounts and on the dates described in Exhibit C, and any failure by the Company to make such payments on the tenth day following the date set forth in Exhibit C will result in a material breach of the Agreement. Upon a breach of this Section, CNET and Snap will have the option to (a) immediately terminate this Agreement, or (b) charge interest on all unpaid amounts at the rate of one and one-half percent (1.5%) per month (or the maximum rate permitted by law, if less). If Company fails to make any payment due hereunder, Company will be responsible for all reasonable expenses (including attorneys' fees) incurred by CNET or Snap in collecting any amounts actually due and payable.

8. Exclusivity. Section 5 of the Agreement is hereby deleted and restated in its entirety as follows:

                           Snap and CNET will each use its best efforts to
                                    not negotiate with any third party with
                                    respect to any agreement or arrangement to provide Promotions for a Competitive Business within its web site; provided, however, that Snap and CNET will be given 14 days to cure any alleged breach of the foregoing upon receiving written notice from the Company of such alleged breach; provided, however that if Snap or CNET, whichever is relevant, agrees that such an event has occurred by curing such breach, and then the Company will not be required to pay the breaching party for Retail Impressions delivered during the period while the breach continued. Further, if the Company fails to exercise the Renewal Option on the terms of Section 7.1, above, the foregoing sentence shall terminate and shall not be effective on Snap or CNET. Snap and CNET will each use its best efforts to not promote or display any type of Promotions related to health insurance products for a Company Competitor described on Exhibit B. However, the foregoing restriction shall not prevent Snap or CNET from promoting or displaying, for any party (including a Company Competitor), general branding Promotions or any Promotions related to any insurance products that are not reasonably considered health insurance products. For example, Snap may promote auto, home and life insurance products for InsWeb, but may not promote health insurance products for InsWeb. Notwithstanding the foregoing, if Snap or CNET promote or display a Promotion related to a health insurance product for a Company Competitor, Snap or CNET, as the case may be, will have fourteen days after receiving notice from the Company to remove such Promotion. Failure to remove such Promotion within such fourteen day period will result in a breach of the Agreement by the non-removing party. For the avoidance of doubt, the Company specifically acknowledges that Snap may enter into a promotion and advertising agreement with InsWeb subject to the limitations described above. Further, the Company acknowledges that Snap and CNET often do not control the advertising run on co-branded sites or IP masked sites, and the Company agrees that Snap or CNET, respectively, will not be in breach of this provision if Promotions for a Company Competitor appear on a co-branded site which is not controlled by such party. The foregoing exclusivity will apply to Snap and CNET until [o o o], at which time such exclusivity will automatically and permanently terminate unless the Renewal Option is exercised according to the terms of the Agreement. The parties acknowledge that the foregoing exclusivity provisions will not prevent Snap or CNET from displaying text links and other references to a Competitive Business as reasonably necessary to provide appropriate editorial and search related services (e.g. by providing text links within articles and in response to search results) within the Snap or CNET Sites for which no consideration is received by Snap or CNET, respectively.

9. Reporting. All types of reports delivered to CNET under Section 2.10(b) of the Agreement shall also be delivered to Snap during the Term of this Amendment.

10.      Co-Branded, High-Speed, and International Editions.

         10.1 Co-Branded Editions. Company acknowledges that Snap produces co-branded editions of the Snap Site for various resellers, distributors and other licensees (collectively the Distributors"). In some cases, such Distributors are entitled to replace Snap's default content with other content within their own co-branded editions of the Snap Site. Notwithstanding the other provisions of this Agreement (including the exclusivity provision in Section 8, above), if any such Distributor has exercised its right to replace Company's content with other content, then Snap will not be required to display the Retail Promotions or Company's content within such Distributor's co-branded edition of the Snap Site, including, but not limited to, within the Health Insurance Center. If Snap does display the Retail Promotions or Company's content within a co-branded edition of the Snap Site, such display will be governed by this Agreement.

         10.2 International and High-Speed Editions Snap is currently creating an enhanced, high-speed version of the Snap Web service focused on rich media content (together with any successor service(s) or site(s) thereof and any co-branded editions of such service that have been or may be developed for Snap's third party distribution partners and licensees, the "Enhanced Site"). In addition, Snap is currently considering creating one or more international editions of the Snap Site to reflect appropriate localized and local partner content ("International Editions") and may desire to include localized media content from Company within the International Site. Any Retail Impressions served on any Snap International Edition will not count against the Retail Impression obligations outlined in this Agreement without the express written consent of the Company. Company agrees that Snap's Enhanced Site and International Editions will be considered separate and distinct from, and not subject to the terms of, this Agreement unless Snap so chooses as follows. At Snap's sole discretion, all terms and conditions contained in the Agreement related to the "Snap Site" may also apply to the Enhanced Site and/or the International Editions, and in such case, any Retail Impressions required under the Agreement may be delivered on the Enhanced Site, International Editions, and/or the existing Snap Site. If Snap so chooses, Company hereby acknowledges that Snap, in its sole discretion, shall use appropriate content, promotions and other material provided by Company within the Enhanced Site and may use such materials on International Editions, and all licenses set forth in the Agreement are hereby expanded to include the Enhanced Site and International Editions. Company acknowledges that the look and feel of the Enhanced Site will be designed for a high-bandwidth audience and therefore may substantially differ from the look and feel of the primary Snap Site. Company further acknowledges that the look and feel of the International Editions will be localized for the relevant target audience (e.g., in terms of language, culture, and ethnicity) and therefore may substantially differ from the look and feel of the primary Snap Site.

11. Separate Parties. The parties acknowledge and agree that, to the extent reasonably necessary for Snap to perform hereunder, Snap will have the same rights granted to CNET in the Agreement. Further, the parties acknowledge and agree that CNET and Snap are separate business entities, and that any statement, promise, warranty, breach, action or inaction by one shall not bind or be construed against the other.

12. Separate Agreements. The parties will use good faith efforts to create and execute separate agreements for CNET and Snap reflecting the terms set forth in the Agreement, as modified by this Amendment, on or before June 1, 1999.

13. Press Release. Snap and the Company will work together in good faith to issue a press release [o o o]. Further, CNET and the Company may work together in good faith to issue a press release [o o o]. Except as described above, no party will make any public statement or other announcement (including without limitation, issuing a press release) relating to the terms or existence of this Agreement without the prior written approval of the other relevant party, and any violation of this sentence will be deemed a material breach of the Agreement.

14. Construction. Upon the execution of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in any document related thereto, or executed in connection herewith, shall mean and be a reference to the Agreement as amended hereby, and the Agreement and this Amendment shall be read together and construed as one single instrument.

15. Ratification. Except as specifically amended above, the Agreement and any document related thereto or executed in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects.

16. No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of either party under any document related thereto, or constitute a waiver of any provision of any document related thereto.

IN WITNESS WHEREOF, the parties have executed this Amendment effective the day and year first written above.


CNET, INC.                                  HEALTHAXIS, INC.


By:______________________________           By:______________________________
Name:____________________________           Name:____________________________
Title: __________________________           Title: __________________________


SNAP, LLC!

By:______________________________
Name:____________________________
Title: __________________________

                                    EXHIBIT A
                                    ---------

                               Media Metrix Letter


April __, 1999


Dear Media Metrix:

         HealthAxis.com, Inc. ("HealthAxis") desires that Snap! LLC receive the credit for all page views of the Co-Branded Sites (as that term is defined in the contract between Snap and HealthAxis dated April __, 1999), which include sites located at the URL http://www.healthaxis.com.

         Thus, by signing below, HealthAxis hereby agrees that Snap will be entitled to count all page views of the Co-Branded Site towards Snap's traffic as measured by Media Metrix as a "Category Listing." Further, HealthAxis and Snap agree that each will receive credit in the "Consolidated Listing" of Media Metrix. HealthAxis acknowledges that Snap may present this letter to Media Metrix and other Internet traffic-auditing firms.



                                               Sincerely,

                                               HealthAxis.com, Inc.

                                               By: __________________________
                                               Name: ________________________
                                               Title: _______________________


Countersigned:


--------------------------------
Steve Spinner, Vice President SDG
for Snap! LLC

                                    EXHIBIT B
                                    ---------

                               Company Competitors


         [o o o]

                                    EXHIBIT C

                                Payment Schedule



CNET:
-----

         Due Date                              Amount Due
         --------                              ----------

         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]

         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]


Snap:
-----

         Due Date                              Amount Due
         --------                              ----------

         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]

         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]
         [o o o]                               [o o o]




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